Form 8-K/A

                              UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION

                      Washington, D. C.  20549


                 PURSUANT TO SECTION 13 OR 15(d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report  (Date of earliest event reported):  August 30, 1996


                     WESTMORELAND COAL COMPANY
      (Exact name of registrant as specified in its charter)


          DELAWARE                	0-752	 		      23-1128670
(State or other jurisdiction  	(Commission File 		(I.R.S.Employer
of incorporation or             Number  		       	Identification No.)
organization)

2 North Cascade Avenue, 14th Floor    Colorado Springs, Colorado    80903
(Address of principal executive offices)            		              (Zip Code)

Registrant's telephone number,
   including area code:       (719)442-2600



Item 5.	Other Events

	The Company announced that it had reached an interim agreement with the UMWA Combined Benefit Fund to provide security to the 1992 Plan.


 Item 7.	Financial Statements and Exhibits

	(c)   Exhibits

	No.		Description

	99.3	Press release dated August 28, 1996


SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     WESTMORELAND COAL COMPANY




Date:	August 30, 1996 		            	By:______________________________
							                                 Robert J. Jaeger
							                                 Senior Vice President - Finance
							                                 Treasurer, and Controller



Exhibit 99.3


                         Westmoreland Signs Interim
			                     Agreement with Benefit Funds



Colorado Springs, CO -- August 28, 1996 -- Westmoreland Coal Company (NYSE:WCX) announced today that on August 21, 1996 it reached further interim agreements with the trustees of the United Mine Workers of America ("UMWA") Combined Benefit Fund ("Combined Fund") and the 1992 UMWA Benefits Plan ("1992 Plan"). The Company is seeking to defer premiums and post non-cash security in order to preserve cash for implementation of its acquisition strategy.

Under The Coal Industry Retiree Health Benefit Act of 1992, a Federal law, the Company is required to provide postretirement medical benefits for UMWA miners and includes making premium contributions into these two benefit plans. The Combined Fund is a multiemployer plan which benefits miners who retired before January 1, 1976, or who retired after that date but whose last employer did not provide benefits through an individual employer plan
("IEP"), some of the so-called industry "orphans". Westmoreland's current annual premium to the Combined Fund is approximately $5 million, due in monthly installments.

The 1992 Plan benefits miners who were eligible to retire between January 1, 1976 and February 2, 1993 and did so on or before September 30, 1994. The 1992 Plan also covers miners whose former employer goes out of business and no longer has an IEP, and new qualified beneficiaries who would have been eligible under the Combined Plan had that Plan not been closed to new beneficiaries as of July 20, 1992. The
1992 Plan requires posting of security for future benefits under the Act. In Westmoreland's case that obligation is approximately $21 million at this time.

On July 9, 1996 an interim agreement was reached with Combined Fund whereby Westmoreland is making required monthly beneficiary payments into an escrow account as a precondition for further negotiations regarding a long term deferral of premiums. Escrowed funds will be available to the Company for acquisitions under certain conditions during the term of the interim agreement. The Company hopes to finalize a non-cash long term arrangement prior to the November 14, 1996 expiration of the interim agreement.

In a companion agreement signed on August 21, 1996 Westmoreland pledged its stock in its affiliates Westmoreland Energy, Inc., Westmoreland Resources, Inc., and Westmoreland Coal Sales Company, in place of cash security requirements and certain cash premium payments. The pledge agreement secures the Company's future obligations to the 1992 Plan. The pledge of stock also secures Combined Fund premiums to be paid into the escrow account to the extent cash is withdrawn for acquisition and other purposes as well as retroactive premiums for additional assigned beneficiaries expected to be assessed this fall.

Christopher K. Seglem, Westmoreland Coal Company's Chairman, President and
CEO said, "We have entered into these agreements with the Benefit Funds in the hope they will lead to a long term deferral of cash premiums and acceptance of non-cash security so that available cash can be invested in profitable new businesses. We are aggressively seeking to acquire such businesses which, in combination with our tax loss carryforwards, can generate the cash flows necessary to make up deferrals, meet our future benefit premium obligations, and return value to our shareholders. In order to accomplish this, we must conserve and reinvest the cash available, and cooperation of the Benefit
Funds is critical to reaching our goal."

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For further information contact Diane Jones (719) 448-5814.



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